UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

___________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 12, 2010

ESCO TECHNOLOGIES INC.
(Exact Name of Registrant as Specified in Charter)

Missouri	1-10596	43-1554045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9900A Clayton Road, St. Louis, Missouri (Address of Principal Executive Offices)		63124-1186 (Zip Code)

Registrant’s telephone number, including area code: 314-213-7200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

[  ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information set forth in Item 2.03 of this Form 8-K is incorporated in this Item 1.01 by reference.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On January 12, 2010, the Registrant entered into Amendment No. 1 To Credit Agreement (“Amendment No. 1”), with retroactive effect to November 12, 2009, among Registrant, the lenders from time to time party thereto, and PNC Bank, National Association (successor to National City Bank), as administrative agent.  Amendment No. 1 amended the Credit Agreement dated as of November 30, 2007 (the “Credit Agreement”) among Registrant, the lenders from time to time party thereto, and National City Bank, as administrative agent.  Amendment No. 1 permits the Registrant to declare and pay capital distributions consisting of dividends that are payable in cash, provided that (i) no default or event of default shall have occurred and be continuing or would result therefrom, (ii) the Registrant will be in compliance with certain financial covenants both before and after giving pro forma effect to each such capital distribution, and (iii) the aggregate amount of all such capital distributions during any fiscal year shall not exceed $15,000,000.  Prior to Amendment No. 1, the Credit Agreement prohibited the payment of cash dividends.  For further information regarding the Credit Agreement, see Item 1 “Business”—“Financing” of Registrant’s Form 10-K for the fiscal year ended September 30, 2009.

ITEM 9.01  FINANCIAL STATEMENTS and EXHIBITS

(c)	Exhibits

Exhibit No.	Description of Exhibit

4.1
Amendment No. 1 to Credit Agreement dated as of November 12, 2009, and entered into on January 12, 2010, among the Registrant, the lenders from time to time party thereto, and PNC Bank, National Association

SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESCO TECHNOLOGIES INC.

Dated: January 14, 2010	By:	/s/T.B. Martin
Assistant Secretary

Index of Exhibits

Exhibit No.	Description of Exhibit

4.1
Amendment No. 1 to Credit Agreement dated as of November 12, 2009, and entered into on January 12, 2010, among the Registrant, the lenders from time to time party thereto, and PNC Bank, National Association